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                                                                   Exhibit 10.40

                    SEPARATION AGREEMENT AND GENERAL RELEASE

        This Separation Agreement and General Release is entered into by and between Robert A. Sandler ("Sandler"), and Herbalife International of America, Inc./Herbalife International, Inc., and/or any affiliate, subsidiary, parent or any other associated entity of Herbalife International of America, Inc./Herbalife International, Inc. (collectively, "Herbalife" or "the Company"). Sandler and Herbalife are referred to herein collectively as "the Parties."

                                 R E C I T A L S

        A. Whereas Sandler is employed as Executive Vice President, Corporate Secretary and General Counsel of Herbalife.

        B. Whereas Sandler and Herbalife have agreed that Sandler will resign his employment with Herbalife.

        C. Whereas Sandler and Herbalife wish their relationship to end amicably.

        D. Whereas Sandler and Herbalife are parties to an Employment Agreement dated August 20, 2000 ("Employment Agreement").

        E. Whereas Sandler is an "Eligible Employee" pursuant to the Herbalife Senior Executive Change in Control Plan ("Plan").

        F. Whereas the parties have agreed that any of Herbalife's obligations to pay or provide to Sandler compensation, benefits or any other consideration under the Employment Agreement and/or the Plan will be satisfied by a lump sum payment to Sandler pursuant to this Agreement.

        NOW, THEREFORE, Sandler and Herbalife incorporate the foregoing recitals as part of this Agreement, and further agree and promise as follows:


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        A. Consideration.

        1. Sandler's employment with Herbalife will terminate effective May 19, 2002 ("the Termination Date"). Sandler's compensation, benefits and perquisites of employment will cease as of the Termination Date.

        2. Sandler shall be paid severance in the amount of Two Million, Six-Hundred and Twenty-Two Thousand and Five Hundred Dollars ($2,622,500.00) ("Severance") in a lump sum, less applicable withholdings, within ten days after execution of this Agreement without prior revocation of the Agreement by Sandler pursuant to paragraph 26 of this Agreement.

        3. (a) Notwithstanding anything to the contrary contained in the Plan, Sandler's Stock Options will vest and be exercisable in accordance with Sandler's August 20, 2000 Employment Agreement (attached hereto as Exhibit "A"). Sandler and the Company represent and agree that the number and strike price of vested and unvested stock options Sandler holds are currently set forth in the attached schedule, which is made a part of this Agreement as Exhibit "B."

           (b) Herbalife will provide safe transport of artwork, and other personal property owned by Sandler currently located at Herbalife, to be delivered to Sandler's personal residence or an alternative local location designated by Sandler, at no expense to Sandler.

        4. The release set forth at paragraph 24(a) herein is not a waiver of Sandler's rights to payments of monies to which he is entitled by virtue of the Company's Senior Executive Reimbursement Plan ("SERP"), Deferred Compensation Plan, 401K Plan or paid vacation policy. These monies will be paid to Sandler in accordance with the Company's SERP, Deferred Compensation and 401K plan documents, Company policy, and the law.


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        5. Sandler has been relieved of his obligations and duties as General
Counsel, Corporate Secretary and Executive Vice President and Sandler agrees that he has no authority to act as an officer or employee of Herbalife.

        6. Sandler agrees that after his departure, he will fully cooperate with Herbalife in an orderly transfer of his work to others, and that he will be available to respond to inquiries about his work. Sandler further agrees, on behalf of himself and his legal successors and assigns, to execute such additional documents and instruments and to take such additional actions as Herbalife may request from time to time after the date hereof, in order to complete, effectuate, perfect and better evidence the agreements of the parties set forth in this Agreement. Sandler will also reasonably cooperate with Herbalife in the defense of any legal, administrative or other action brought by any third party against Herbalife after his departure, in which event, Herbalife will pay the reasonable cost of legal representation for Sandler in connection therewith.

        7. Sandler's entitlement to the consideration described herein is expressly contingent upon his execution and delivery of this Agreement to Herbalife. The consideration set forth in this Agreement fully satisfies and extinguishes any and all rights Sandler may have pursuant to any other Herbalife plan, agreement or policy, including, but not limited to all agreements, plans, policies and other arrangements provided by Herbalife or any of its subsidiaries or trusts sponsored, established or maintained by any of such entities, including, without limitation, the Employment Agreement dated August 20, 2000, the Senior Executive Change of Control Plan, the 1994 Performance-Based Annual Incentive Compensation Plan, the 1992 Executive Incentive Compensation Plan, the 1991 Stock Option Plan, the Management Deferred Compensation Plan and related trust(s), the Senior Executive Compensation Plan and related trust(s), the Supplemental Executive Retirement Plan and related trust(s), the Executive Medical Plan and all other health insurance and benefit plans, the Executive Long-Term Disability Plan, the Executive Life Insurance Plan, Herbalife's expense

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reimbursement plans and policies, and Herbalife's vacation plan. Although
Sandler expressly waives all rights or claims with respect to compensation, remuneration, payments or consideration due to him now or in the future under his Employment Agreement, Sandler's obligations under the Employment Agreement shall remain in full force and effect, including, but not limited to Sandler's obligations pursuant to paragraph 6, subparts (a) - (c) of the Employment Agreement, which provisions are incorporated herein by reference.

        B. Confidentiality.

        8. Sandler agrees not to disclose or misappropriate any and all trade secrets or confidential or proprietary information of Herbalife (collectively "Protected Information"). Protected Information means all information pertaining in any manner to the business of Herbalife and its employees, distributors, suppliers, vendors, customers, manufacturers, sales representatives, consultants, lawyers, accountants, and business associates. This definition includes, but is not limited to: (i) information about costs, profits, markets, sales, financial and marketing data and bids; (ii) plans for business, marketing, future development and new product concepts; (iii) employee personnel files and information about employee compensation and benefits; (iv) identity of and other business information relating to Herbalife's customers and/or distributors, past, present or future, together with each such customer's or distributor's habits or needs; (v) identity of and other business information relating to Herbalife's past, present or future vendors, manufacturers and suppliers; and (vi) design drawings and computer programs.

        9. Sandler agrees to return to Herbalife by the Termination Date, any and all Company documents, books, manuals, drawings, lists, writings, computer records and other tangible Company property in his possession or control, including, but not limited to the Herbalife pass key in his possession (including all copies thereof) which he procured during or in connection with his employment with Herbalife.


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        10. For and in consideration for Herbalife's commitments, Sandler agrees and promises not to disclose the substance, contents, amounts or terms of this Agreement, except to Sandler's legal, tax or financial advisors, or pursuant to legal court process or federal or state tax authorities or other agencies. In the event Sandler reveals any terms of this Agreement as permitted in this Paragraph 10, said person or persons to whom such information is disclosed shall be instructed and must agree that this is a private Agreement and that the terms of this Agreement may not be revealed to any other person for any reason whatsoever. Sandler acknowledges that his promises of confidentiality, as set forth herein, are material and essential consideration for Herbalife's promises and agreements herein.

        11. Sandler agrees not to disparage Herbalife, its officers, directors, distributors, or its products.

        12. Herbalife agrees not to disparage Sandler.

        13. Nothing in this Agreement shall prevent the Parties from: (a) disclosing information or documents in response to legal process, including but not limited to production in response to any subpoena or in response to a discovery request issued in any administrative or legal proceeding in which one of the Parties is a party; (b) responding truthfully to any inquiry initiated by a government agency or entity; (c) disclosing information in proceedings to enforce the terms of this Agreement; (d) disclosing information necessary to prosecute or defend actions in which one of the Parties is a named party; or (e) testifying truthfully or providing truthful information under oath in any legal, administrative or other proceeding.


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        14. Sandler's obligations set forth in paragraphs 8 through 13 of this
Agreement are in addition to, and in no way change, reduce or otherwise limit Sandler's obligations under the Employment Agreement, including, but not limited to, Sandler's obligations under paragraph 5, subparts (a) through (d) of the Employment Agreement, which provisions are incorporated herein by reference.

        C. Further Agreements and Representations.

        15. Sandler represents and warrants that he has not filed or initiated any claim, action, charge, complaint or suit of any kind against Herbalife or any Employer Released Party (as that term is defined in Paragraph 24 herein), and Sandler further agrees that he will not file or initiate any claim, action, charge, complaint or suit of any kind against any Employer Released Party. Sandler agrees that he will not assist, encourage, or cooperate with any other person or entity in instituting, prosecuting or obtaining any subpoena, document request, inquiry or investigation regarding Herbalife, or in making or asserting any claim or action against Herbalife, and Sandler further agrees that he will not assist, encourage, permit or authorize any other person or entity to institute a claim or action on his behalf or as part of a class action against Herbalife, or any Employer Released Party.

        16. Any dispute regarding any aspect of this Agreement ("arbitrable dispute"), shall be submitted to arbitration in Los Angeles, California, before an experienced arbitrator licensed to practice law in California and selected in accordance with the rules of the American Arbitration Association. This shall be the exclusive remedy for any such claim or dispute, and Herbalife shall pay all administrative and arbitrator's costs and fees associated with any such arbitration proceeding. Any such arbitration shall be conducted in accordance with California law regarding arbitration of employment claims. All substantive and procedural law will apply in the arbitration as if the parties were in Court. The arbitrator will provide a written decision, sufficiently detailed to be reviewed by a Court of law. This provision is an explicit waiver of any right to a trial by jury.


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        17. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        18. Should any provision of this Agreement or any portion thereof, be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be automatically conformed to the law, if possible, or deemed not to be part of the Agreement.

        19. The Parties to this Agreement acknowledge that they have entered into this Agreement voluntarily, without coercion and based upon their judgment and not in reliance upon any representation or promises made by the other party other than those contained therein. This Agreement constitutes the entire agreement among the Parties regarding the subject matter hereof and shall be deemed a fully integrated agreement, which recites the sole consideration for the promises exchanged herein. The Parties have read this Agreement, and any provisions incorporated herein by reference, and are fully aware of their contents and their legal effect and acknowledge that all promises, waivers and agreements herein are knowing and voluntary. The Parties also acknowledge that they have had the opportunity to consult and have consulted with counsel with regard to the Agreement.

        20. If any action is brought to enforce or interpret any provision of the Agreement or the rights or obligations of any party hereunder, to the extent not prohibited by California law, the prevailing party shall be entitled to recover, as an element of such party's costs of suit, and not as damages, all attorneys', accountants and other expert fees and costs incurred or sustained by such prevailing party in connection with such action, including, without limitation, legal fees and costs. The "prevailing party" shall be defined as the party who is entitled to recover his/its costs of suit.

        21. The Parties hereby agree to make, execute and deliver such other instruments or documents, and to do or cause to be done such further or additional acts,


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as reasonably may be necessary to effectuate the purposes or to implement the terms of this Agreement. This Agreement may not be modified or cancelled, nor may any provision with respect to it be waived, except in a writing signed by the Parties.

        22. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.

        23. If Sandler materially breaches this Agreement, to the extent that consideration or monies otherwise payable to Sandler pursuant to this Agreement have not yet been paid to Sandler, Sandler forfeits his rights to such payments.

        24. (a) For and in consideration of the promises and commitments set forth herein, Sandler on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, covenants not to sue, and fully and forever releases and discharges Herbalife and its and their parent(s), affiliates, successors, divisions, assigns, distributors, subsidiaries, and the estate of Mark Hughes and/or the Mark Hughes Family Trust, together with its or their past and present directors, officers, agents, representatives, consultants, insurers, attorneys, current and previous employees, and stockholders (collectively, "Employer Released Parties"), from all claims, liabilities, demands, rights, liens, agreements, contracts, covenants, actions, suits, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders, liabilities and causes of action known or unknown, which he may have or claim to have against the Employer Released Parties prior to the date of execution of this Release Agreement, including but not limited to any and all rights and claims arising out of Sandler's employment or termination of employment with Herbalife, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Employer Released Parties, committed or omitted prior to the date of the Agreement, including, but not limited to, any and all rights and claims whether based on tort, contract (implied or express) or any federal, state or local law, statute or regulation (collectively, the


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"Released Claims"). By way of example, and not in limitation of the foregoing, the Released Claims shall include any claims based upon or related to the Civil Rights Act of 1964, Title VII, as amended, the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the California Family Rights Act, the Worker Adjustment and Retraining Notification Act ("WARN"), the Employee Retirement Income Security Act ("ERISA"), the California State or United States Constitutions, the California Labor, and Civil or Business and Professions Codes, any and all tort claims, including, but not limited to, negligence, retaliation, violation of public policy, intentional or negligent infliction of emotional distress, discrimination, harassment, wrongful termination, invasion of privacy or defamation. Except to the extent expressly incorporated within this Agreement, Sandler also explicitly acknowledges and agrees that this Agreement releases and waives any rights or claims he may have pursuant to any other Herbalife plan, agreement or policy, including, but not limited to, all agreements, plans, policies and other arrangements provided by Herbalife or any of its subsidiaries or trusts sponsored, established or maintained by any of such entities, including, without limitation, the Employment Agreement dated August 20, 2000, the Senior Executive Change of Control Plan, the 1994 Performance-Based Annual Incentive Compensation Plan, the 1992 Executive Incentive Compensation Plan, the 1991 Stock Option Plan, the Management Deferred Compensation Plan and related trust(s), the Senior Executive Compensation Plan and related trust(s), the Supplemental Executive Retirement Plan and related trust(s), the Executive Medical Plan and all other health insurance and benefit plans, the Executive Long-Term Disability Plan, the Executive Life Insurance Plan, Herbalife's expense reimbursement plans and policies, and Herbalife's vacation plan. Although Sandler expressly waives all rights or claims with respect to compensation, remuneration, payments or consideration under his August 20, 2002 Employment Agreement, in all other respects that agreement shall remain in effect.


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           (b) For and in consideration of Sandler's commitments and promises,
Herbalife, on behalf of itself, its parent and subsidiary corporations, and its affiliates, shareholders, officers, employees, successors and assigns (collectively, Herbalife), covenants not to sue as to any claims released by this Agreement and fully and forever releases and discharges Sandler and his heirs, successors, assigns, representatives and estate (collectively, the "Sandler Releasees"), from any and all claims, liabilities, demands, rights, liens, agreements, contracts, covenants, actions, suits, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders, liabilities, and causes of action, known or unknown, which Herbalife may have or claim to have against the Sandler Releasees prior to the date of the execution of this Agreement, including but not limited to any and all rights and claims arising out of Sandler's employment or termination of employment with Herbalife, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Sandler Releasees, committed or omitted prior to the date of the Agreement, including, but not limited to, any and all rights and claims whether based on tort, contract (implied or express) or any federal, state or local law, statute or regulation (collectively, the "Released Claims").

        25. Except for the obligations created by or arising from this Agreement, the Parties understand that this is a full and final release covering all unknown and unanticipated injuries, debts, claims, or damages to either party, which may have arisen or may arise in connection with any act or omission by either party released herein prior to the date of execution of this Agreement. For that reason, the parties waive any and all rights or benefits which they may have pursuant to Section 1542 of the California Civil Code, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT


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               KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
               EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        26. Age Discrimination Claims. Sandler understands and agrees that: (i) certain terms of this Agreement constitute a waiver of any rights or claims he might have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. Sections 612-634; (ii) he has received consideration beyond that to which he was previously entitled; (iii) he has been advised to consult with an attorney regarding the terms of this Agreement which constitute a waiver of Age Discrimination in Employment Act claims; (iv) he has been offered the opportunity to evaluate the terms of his waiver of claims under the Age Discrimination in Employment Act for not less than twenty-one (21) days; and (v) he may revoke this Agreement by written notice to Herbalife's Chief Executive Officer for a period of seven (7) days after his execution of this Agreement. This Agreement shall become enforceable only upon the expiration of this revocation period without prior revocation by Sandler.

        27. This Agreement shall be construed as a whole, according to its fair


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meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement.

DATED:                                  By: /s/ ROBERT A. SANDLER
       --------------------                 ------------------------------------
                                            Robert A. Sandler


DATED:                                  HERBALIFE INTERNATIONAL OF
       --------------------             AMERICA, INC./HERBALIFE
                                        INTERNATIONAL, INC.


                                        By: /s/
                                            ------------------------------------



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                       CLARIFICATION RE PARAGRAPH 3(a) OF
                    SEPARATION AND GENERAL RELEASE AGREEMENT

        This will clarify the intention of the parties regarding paragraph 3(a) of the Separation and General Release Agreement, and shall be attached to and become a part of that Agreement. Herbalife's 1991 Stock Option Plan allowed for the exercise of vested options for a period of thirty (30) days following employment termination. Herbalife's Amended and Restated 1991 Stock Option Plan extended the period for exercising vested options from thirty (30) to ninety
(90) days following termination of employment. The Agreement between the parties is silent on this issue, and will therefore be clarified as follows:

        3(a) (i) Vested Options. The Parties acknowledge that, pursuant to the existing terms of Herbalife's stock option plan and the stock option agreements between Sandler and Herbalife (collectively, the "Stock Option Materials"), Sandler was/is permitted to exercise stock options that were vested ("Vested Options") as of May 19, 2002 (the "Termination Date") not later than ninety (90) days following the Termination Date, subject to applicable law and any additional requirements set forth in the Stock Option Materials. Nothing in the Separation Agreement and General Release was or is intended to, or does, change or modify such provision(s).

        (ii) Unvested Options. Herbalife agrees that stock options held by Sandler that were not vested as of the Termination Date ("Unvested Options") shall continue to be outstanding through and including September 19, 2003 (the "Option Termination

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Date"). To the extent that the vesting of stock options granted by Herbalife to its employees is accelerated for employees generally in connection with a change of control transaction that occurs on or before the Option Termination Date, then the Unvested Options will be afforded the same acceleration treatment as is provided to stock options held by employees generally.

DATED:                                  By: /s/ ROBERT A. SANDLER
       --------------------                 ------------------------------------
                                            Robert A. Sandler

DATED:                                  HERBALIFE INTERNATIONAL OF
       --------------------             AMERICA, INC./HERBALIFE
                                        INTERNATIONAL, INC.

                                        By: /s/
                                            ------------------------------------